UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2010
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33744 (Commission File Number)	33-0909022 (IRS Employer Identification No.)

301 Government Center Drive Wilmington, North Carolina 28403 (Address of principal executive offices) (Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Item 9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 19, 2010, TranS1 Inc., a Delaware corporation (the “Company”), issued a press release announcing the appointment of Joseph P. Slattery as Executive Vice President and Chief Financial Officer. Mr. Slattery’s appointment is effective on April 19, 2010.
     Mr. Slattery, 45, has served as a member of our Board of Directors and Audit Committee since November 2007. In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Slattery has tendered his resignation as a member of the Company’s Board of Directors and a member of the Audit Committee of the Board, effective April 19, 2010. The Company is currently in the process of searching for a new director and member of the Audit Committee to replace Mr. Slattery.
     From October 1, 2006 through August 3, 2007, Mr. Slattery served as Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corporation, a molecular diagnostics company that was acquired by Qiagen, N.V. in August, 2007. Prior to being appointed Chief Financial Officer, he served as Senior Vice President, Finance and Information Systems beginning in September 2002. Mr. Slattery serves on the board of directors of Micromet, Inc., a publicly-held biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases, and CVRx, Inc. a privately-held company developing implantable technology for the treatment of hypertension and heart failure. Mr. Slattery received a B.S. degree in Accountancy from Bentley University.
     Pursuant to an Offer Letter, dated April 13, 2010, the Company has agreed to pay Mr. Slattery an annual base salary of $285,000. In addition, Mr. Slattery will be eligible to earn a target bonus of 40% of his base salary. Payment of the bonus will be based upon the achievement of Company and individual performance targets that will be determined by the Compensation Committee of the Board. Mr. Slattery will also be entitled to participate in benefit plans made available by the Company to employees in comparable positions. Furthermore, Mr. Slattery will receive an option grant to purchase 200,000 shares of common stock of the Company, which shall vest as to 25% on the first anniversary of Mr. Slattery’s employment with the Company and in 36 equal monthly installments thereafter.
     The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference. In addition, a copy of the press release announcing Mr. Slattery’s appointment is attached as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated April 13, 2010, between TranS1 Inc. and Joseph P. Slattery.

99.1	Press release, dated April 19, 2010.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
April 21, 2010	By:	/s/ Kenneth Reali
Kenneth Reali
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated April 13, 2010, between TranS1 Inc. and Joseph P. Slattery.

99.1	Press release, dated April 19, 2010.